                                                                  Exhibit (p)(2)

                       STEIN ROE INVESTMENT COUNSEL, INC.
                             EFFECTIVE JANUARY 2004








                                 CODE OF ETHICS

                                [GRAPHIC OMITTED]

                                TABLE OF CONTENTS


STEIN ROE INVESTMENT COUNSEL, INC........................................................................1

OVERVIEW.................................................................................................4

PART I--GENERAL PRINCIPLES--THESE APPLY TO ALL PERSONNEL OF STEIN ROE INVESTMENT COUNSEL, INC............6

PART II--PROHIBITED TRANSACTIONS AND ACTIVITIES (ACCESS PERSONS AND FUND PORTFOLIO MANAGERS OR OTHER
INVESTMENT PERSONS)......................................................................................8
   (A) PROHIBITION OF FRAUD, DECEIT OR MANIPULATION BY ACCESS PERSONS....................................8
   (B) PROHIBITION ON TRADING SECURITIES BEING PURCHASED, SOLD OR CONSIDERED FOR A CLIENT OR FUND........8
   (C) BROKERAGE ACCOUNTS................................................................................8
   (D) INVESTMENT CLUBS..................................................................................9
   (E) PROHIBITIONS ON ADVISING OTHER ACCOUNTS...........................................................9
   (F) PURCHASE AND SALE OF SECURITIES WITHIN 60 DAYS (BAN ON SHORT-TERM PROFITS)........................9
       PURCHASE AND SALE OF SECURITIES WITHIN 15 DAYS (BAN ON SHORT-TERM PROFITS)........................9
   (G) SEVEN-DAY PROHIBITION............................................................................10
   (H) SEVEN DAY BLACKOUT PERIOD APPLICABLE TO CERTAIN MODEL PORTFOLIO STOCKS AND RELATED SECURITIES....10
   (I) PROHIBITION ON PURCHASES OF IPO'S (APPLIES TO ACCESS PERSONS, AND FUND PORTFOLIO MANAGERS OR
       OTHER INVESTMENT PERSONS ONLY)...................................................................11
   (J) PRE-CLEARANCE....................................................................................11
   (K) EXCEPTIONS TO PRE-CLEARANCE ITEM J...............................................................11
PART III--TRADING PROCEDURES--THESE APPLY TO ALL ACCESS PERSONS.........................................13

PART IV--REPORTING REQUIREMENTS--THESE APPLY TO ALL ACCESS PERSONS AND UNAFFILIATED BOARD MANAGERS......14
   1.     INITIAL HOLDINGS REPORTS......................................................................14
   2.     QUARTERLY TRANSACTION REPORTS.................................................................14
   3.     ANNUAL HOLDINGS REPORTS.......................................................................15
DEFINITIONS.............................................................................................16

CONFLICTS OF INTEREST...................................................................................21

PRIVACY NOTICE..........................................................................................23



                       STEIN ROE INVESTMENT COUNSEL, INC.
                                 CODE OF ETHICS
                             EFFECTIVE JANUARY 2004



Although Stein Roe Investment Counsel, Inc. ("SRIC") believes that individual investment activities by its managers, officers and employees should not be prohibited or discouraged, the fiduciary obligations of SRIC to its clients (including registered investment companies ("Funds")) necessarily require some restrictions on the personal investment activities of the managers, officers and employees of SRIC and of members of their families. UNAFFILIATED BOARD MANAGERS are not subject to any procedural restrictions but may have certain reporting requirements.

This Code of Ethics is intended to address three fundamental principles which must guide our personal investment activities in light of our fiduciary duties:

FIRST, THE INTERESTS OF CLIENTS AND FUND SHAREHOLDERS MUST ALWAYS TAKE PRECEDENCE OVER PERSONAL INTERESTS;

SECOND, SRIC PERSONNEL MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS AS SECURITIES INDUSTRY PROFESSIONALS; AND,

THIRD, PERSONAL INVESTING ACTIVITIES MUST BE CONDUCTED IN SUCH A WAY AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT WITH INVESTMENT ACTIVITIES UNDERTAKEN FOR CLIENTS OR FUND SHAREHOLDERS.

Further, Securities and Exchange Commission ("SEC") Rule 17j-1 under the Investment Company Act of 1940 requires that every registered investment company and any adviser to a registered investment company adopt a code of ethics regarding personal investment activities of persons having access to information about portfolio transactions of the investment company, and Rule 204-2 under the Investment Advisers Act of 1940 requires that investment advisers keep certain records, which must be available for inspection by representatives of the SEC, regarding personal investment activities of advisory personnel.

OVERVIEW

         This Code is designed to protect our clients and any Funds we sub-advise against improper securities trading for the accounts of certain people who are associated with SRIC.

         The Code uses three main features to protect the clients and Funds:

         o it prohibits certain activities by managers, employees, and officers of SRIC that involve the potential for conflicts of interest

         o        it prohibits certain kinds of trading by "ACCESS PERSONS" and

         o it requires "ACCESS PERSONS" to report their securities holdings and transactions, so they can be checked for conflicts with client or Fund investment activities.

THINGS YOU NEED TO KNOW TO USE THIS CODE:

         1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

         2. To understand what parts of this Code apply to you, you need to know whether you fall into one of these categories:

                                  ACCESS PERSON
                                  INVESTMENT PERSON
                                  FUND PORTFOLIO MANAGER
                                  UNAFFILIATED BOARD MANAGER

         The DIRECTOR OF COMPLIANCE will notify you annually (usually in January) of your applicable category.

ALL PERSONNEL ARE SUBJECT TO PART I OF THIS CODE, THE SRIC'S CONFLICTS OF INTEREST AND PRIVACY POLICIES.

         ACCESS PERSONS, FUND PORTFOLIO MANAGERS or other INVESTMENT PERSONS, and UNAFFILIATED BOARD MANAGERS are subject to Parts II, III and IV of this Code as well as to Part I and SRIC's Conflicts of Interest and Privacy Policies.

There are also Reporting Forms that ACCESS PERSONS have to fill out under this Code. Attached are copies or they can be obtained from the DIRECTOR OF COMPLIANCE.

         NOTE: If you are a FUND PORTFOLIO MANAGER or other INVESTMENT PERSON, you are automatically an ACCESS PERSON, so you must comply with both the ACCESS PERSON provisions and the FUND PORTFOLIO MANAGERS or other INVESTMENT PERSONS provisions.

         3. The DIRECTOR OF COMPLIANCE of SRIC has the authority to grant written waivers of the provisions of this Code in appropriate instances.
However:

         o SRIC expects that waivers will be granted only in rare instances, and

         o some provisions of the Code that are mandated by SEC rules cannot be waived.

PART I--GENERAL PRINCIPLES--THESE APPLY TO ALL PERSONNEL OF STEIN ROE INVESTMENT COUNSEL, INC.

         SRIC is a fiduciary for its clients and Funds which it sub-advises. This fiduciary relationship requires all personnel to put the interests of the clients and Funds ahead of their own business, financial and personal interests. Because of this fiduciary relationship, it is generally improper for its officers or employees to:

                  o use for their own benefit (or the benefit of anyone other than the client or a Fund) information about the purchases or sales of portfolio securities that are being made for a client or Fund or are being considered for a client or Fund.

                  o take advantage of investment opportunities that would otherwise be available for the client or a Fund.

         Also, as a matter of business policy, SRIC wants to avoid even the appearance that the organization's personnel and officers or others receive any improper benefit from information about a client's or Fund's portfolio holdings or trading.

         NO EMPLOYEE MAY:

                  o recommend that a client or Fund take action or refrain from taking action regarding any security for the personal benefit of that person or a member of that person's FAMILY/HOUSEHOLD, or cause a client or Fund to take or refrain from taking any action for such personal benefit;

                  o directly or indirectly receive gifts of value as described in the attached Conflicts of Interest Policy (Exhibit 1).

                  o directly or indirectly, purchase any security from or sell any security to a client account or Fund. Such a transaction would pose a direct conflict with SRIC's fiduciary duty to its clients, and would violate applicable federal and state securities laws (including, with respect to investment company clients, Section 17(a) of the Investment Company Act) and ERISA.

                  o serve as director or officer of any publicly traded company, except with the prior written approval of the DIRECTOR OF COMPLIANCE and Chief Executive Officer of SRIC (which generally will not be granted).

         TRADING WHILE IN POSSESSION OF MATERIAL NON-PUBLIC ("INSIDE") INFORMATION IS PROHIBITED:

         All employees should read, understand and comply with SRIC's "Policies and Procedures Regarding Misuse of Material Non-Public ("Inside") Information" which is distributed annually to all personnel by the Compliance Department. It bears emphasis that an ACCESS PERSON'S knowledge of pending Fund or other client transactions in a security may be material non-public information, and that personal trading in such security by the ACCESS PERSON or others in possession of that information not only would violate this Code, but also could subject the trader to criminal penalties under federal securities laws.

         Each calendar year every employee and officer must complete and submit to the DIRECTOR OF Compliance, the form of certification stating that he/she has received, reviewed, and will comply with, this Code of Ethics.

         SRIC treats violations of this Code very seriously. If you violate either the letter or the spirit of this Code, SRIC might impose penalties or fines, require disgorgement of trading gains, or remove or suspend you from personal trading. Compliance with this Code and the principles described is a condition of employment of each employee of SRIC. VIOLATION OF THIS CODE OR THE PRINCIPLES MAY BE CAUSE FOR DISCIPLINARY ACTION BY SRIC, INCLUDING TERMINATION OF EMPLOYMENT. VIOLATIONS WILL BE REPORTED QUARTERLY TO THE CEO.

         Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, failing to pre-clear trades, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if a client or Fund isn't harmed by your conduct.

         If you have any doubt or uncertainty about what this Code requires or permits, you should ask your DIRECTOR OF COMPLIANCE.

PART II--PROHIBITED TRANSACTIONS AND ACTIVITIES (ACCESS PERSONS AND FUND PORTFOLIO MANAGERS OR OTHER INVESTMENT PERSONS)


         (A) PROHIBITION OF FRAUD, DECEIT OR MANIPULATION BY ACCESS PERSONS.

         No ACCESS PERSON shall, in connection with the purchase or sale, directly or indirectly, by such person of a COVERED SECURITY held or to be acquired by a client or Fund:

         o employ any device, scheme or artifice to defraud any client or Fund;

         o make to any client or Fund any untrue statement of a material fact or omit to state to a client or Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         o engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any client or Fund; or

         o engage in any manipulative practice with respect to any client or Fund.


         (B) PROHIBITION ON TRADING SECURITIES BEING PURCHASED, SOLD OR CONSIDERED FOR A CLIENT OR FUND.
         No ACCESS PERSON (or members of an ACCESS PERSON'S FAMILY/HOUSEHOLD) shall purchase or sell any COVERED SECURITY for any personal account if he or she knows such COVERED SECURITY is being purchased or sold for any client or Fund or is being actively considered for purchase or sale by any client or Fund.

For purposes of this prohibition:

         o A COVERED SECURITY is "being considered for purchase or sale" by a client or Fund when a recommendation to purchase or sell the security for the client or Fund has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         o A COVERED SECURITY is "being purchased or sold" by a client or Fund from the time when a purchase or sale has been placed for the client or Fund and has been communicated to the person who places the buy or sell orders for the client or Fund until the time when such trading has been fully completed or terminated.


         (C) BROKERAGE ACCOUNTS
         No ACCESS PERSON or members of an ACCESS PERSON's FAMILY/HOUSEHOLD shall establish or maintain any brokerage account unless that person
         (1) promptly notifies the DIRECTOR OF COMPLIANCE of the establishment of the account by the ACCESS PERSON and (2) arranges with the brokerage firm to send duplicate copies of all transaction confirmations and periodic account statements showing all account activity to that DIRECTOR OF COMPLIANCE.

                  CONFIRMS AND STATEMENTS SHOULD BE SENT TO:

                  Stein Roe Investment Counsel, Inc.
                  Attn: Compliance Department
                  P.O. Box 4859
                  Chicago, IL 60680-4859


           (D) INVESTMENT CLUBS
           No ACCESS PERSON or member of an ACCESS PERSON's FAMILY/HOUSEHOLD shall participate in any investment club without the prior written approval of the DIRECTOR OF COMPLIANCE. If approval is granted, the ACCESS PERSON will be treated, for purposes of this Code, as having BENEFICIAL OWNERSHIP of all securities owned by the investment club.


           (E) PROHIBITIONS ON ADVISING OTHER ACCOUNTS
           Except with prior written approval from the DIRECTOR OF COMPLIANCE, no ACCESS PERSON may offer investment advice to or provide portfolio management assistance or services to anyone for a fee other than (1) client accounts that such ACCESS PERSON manages as part of his or her assigned responsibilities at SRIC and (2) accounts in which such ACCESS PERSON has BENEFICIAL OWNERSHIP.


           (F) PURCHASE AND SALE OF SECURITIES WITHIN 60 DAYS (BAN ON SHORT-TERM PROFITS) No FUND PORTFOLIO MANAGER (or FAMILY/HOUSEHOLD member) may profit from the purchase and sale or sale and purchase of the same (or equivalent) COVERED SECURITY within 60 calendar days. Any resulting profits may be disgorged as instructed by the DIRECTOR OF COMPLIANCE, and other sanctions may apply.

           PURCHASE AND SALE OF SECURITIES WITHIN 15 DAYS (BAN ON SHORT-TERM PROFITS)
           No INVESTMENT PERSON (or FAMILY/HOUSEHOLD member) may profit from the purchase and sale or sale and purchase of the same (or equivalent) COVERED SECURITY within 15 calendar days. Any resulting profits may be disgorged as instructed by the DIRECTOR OF COMPLIANCE, and other sanctions may apply.

         NOTE 1: FUND PORTFOLIO MANAGERS or other INVESTMENT PERSONS are reminded that their personal trades must not be detrimental to any client or Fund and that they may not structure any personal trade to profit from the market effect of any client or Fund portfolio transaction;

         NOTE 2: The 60-day or 15-day restriction does not apply to involuntary transactions in securities (such as a sale triggered by a margin call or the exercise of a call option), including any sale out of a brokerage account resulting from a bona fide margin call as long as collateral was not withdrawn from such account within 10 days prior to the call. Notify Compliance via email should this occur;

         NOTE 3: Purchase and sale transactions in the same security within 60 days or 15 days that result in a loss to the FUND PORTFOLIO MANAGERS or other INVESTMENT PERSONS (or FAMILY/HOUSEHOLD member) are not restricted, but still must be pre-cleared. Approval is not guaranteed.


           (G) SEVEN-DAY PROHIBITION
           No FUND PORTFOLIO MANAGER or other INVESTMENT PERSON (or FAMILY/HOUSEHOLD member) may buy or sell a security for any account in which such person has BENEFICIAL OWNERSHIP within seven calendar days before or after a client or Fund that he or she manages, or provides information or advice to, or executes investment decisions for, trades in that security. (The seven-day period is in each case exclusive of the day on which the client or Fund transaction is executed.) Any related profits from such transaction may be disgorged as instructed by the DIRECTOR OF COMPLIANCE, and other sanctions may apply.

         NOTE 1: Each FUND PORTFOLIO MANAGER or other INVESTMENT PERSON must realize that to protect the client's and the Fund's interests, and to avoid even the appearance of a conflict of interest, he or she may need to reverse a personal trade when a client or Fund portfolio transaction occurs within seven days, even if the personal trade was made in good faith with pre-clearance;

         NOTE 2: The seven-day restriction DOES NOT APPLY to securities of issuers having a market capitalization of $5 billion or more at the time of the transaction; however, FUND PORTFOLIO MANAGERS or other INVESTMENT PERSONS must pre-clear these trades as with any other personal trade;

         NOTE 3: In interpreting this provision, the DIRECTOR OF COMPLIANCE shall be guided by the relationship between a FUND PORTFOLIO MANAGER or other INVESTMENT PERSON and a Fund or client.


           (H) SEVEN DAY BLACKOUT PERIOD APPLICABLE TO CERTAIN MODEL PORTFOLIO STOCKS AND RELATED SECURITIES. No ACCESS PERSON (or FAMILY/HOUSEHOLD member) may buy or sell a security for any account in which such person has BENEFICIAL OWNERSHIP for a period of seven calendar days (exclusive of the day of the relevant change) following:

         1. the addition or deletion of such stock to or from the Taxable Core Equity Portfolio, the Non-Taxable Core Equity Portfolio, the Tax Managed Growth Portfolio and the Monitor List (collectively "Model Portfolios") or

         2. a change in recommendation (increase or decrease) of any stock in any Model Portfolio.

NOTE: Personal investment transactions in stocks (and in convertible bonds or preferred stocks convertible into such common stocks) of companies with a market capitalization of $5 billion or more at the time of purchase or sale are not subject to the seven-day blackout period applicable to certain model portfolio stocks and related securities otherwise applicable to all ACCESS PERSONS.


Model Portfolios (such as the Taxable Core Equity Portfolio) are intended to provide guidance to portfolio managers in making investment decisions for client accounts, and are widely communicated throughout SRIC. Because SRIC does not manage all client accounts identically, changes in a Model Portfolio can be expected to result in transactions for client accounts occurring over a period of several days following the change. Accordingly, a "blackout" period on personal investment activity in securities that are the subject of such a change, or of a related security, is appropriate following any such change.

With respect to personal sales only, exceptions to the seven-calendar-day blackout period may be made on a case-by-case basis by the DIRECTOR OF COMPLIANCE where it appears all anticipated client and Fund transactions have been completed prior to the expiration of the blackout period.



           (I) PROHIBITION ON PURCHASES OF IPO'S (APPLIES TO ACCESS PERSONS, AND FUND PORTFOLIO MANAGERS OR OTHER INVESTMENT PERSONS ONLY).

           If you are an ACCESS PERSON, FUND PORTFOLIO MANAGER or other INVESTMENT PERSON, neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in an initial public offering.




         (J) PRE-CLEARANCE

           ACCESS PERSONS (and members of their FAMILY/HOUSEHOLD) must pre-clear securities transactions in accounts in which they have BENEFICIAL OWNERSHIP, in accordance with the pre-clearance procedures described in Part III.


           (K)  EXCEPTIONS TO PRE-CLEARANCE ITEM J

                  (1) An exception to the pre-clearance rule is made for ACCESS PERSONS whose assets are managed on a discretionary basis by an independent third party registered investment adviser. The registered investment adviser or representative thereof may not be a family member. Verification of the investment adviser's discretionary relationship must be provided to and approved by the DIRECTOR OF COMPLIANCE in writing (copy of the signed contract is required). Although a power of attorney with a broker usually provides the broker with trading authority, it normally does not give the broker investment discretion and therefore, a power of attorney by itself normally will not satisfy the requirements for a pre-clearance exception. Any agreement with a broker will only qualify for the exception if the agreement identifies the broker as an investment adviser, not as an agent.

                           While these accounts are exempt from pre-clearance they are still subject to all other provisions of the Code.

                  (2) Purchases made solely under, and with the dividend proceeds received in, a dividend reinvestment plan.

                  (3) Purchases or sales that are non-willful on the part of the ACCESS PERSON (or FAMILY/HOUSEHOLD member) including purchases or sales upon the exercise of puts or calls written by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) and sales from a margin account pursuant to a bona fide margin call as long as no collateral was withdrawn from the margin account within 10 days before the call. Notify Compliance via email should this occur.

                  (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired. Notify Compliance via email should this occur.

PART III--TRADING PROCEDURES--THESE APPLY TO ALL ACCESS PERSONS.

ALL TRANSACTIONS IN SECURITIES AND COMMODITY INTERESTS MUST BE PRE-CLEARED WITH THE COMPLIANCE DEPARTMENT Every transaction in a COVERED SECURITY (including both publicly traded, fixed income, and private placement securities) by an ACCESS PERSON must be pre-cleared and approved by the DIRECTOR OF COMPLIANCE prior to executing an order. Once granted, pre-clearance approval is valid only until the close of business on the next business day (or, in the case of a private placement purchase, the closing of the private placement transaction). An order that is not executed within that time must be re-submitted for pre-clearance approval. Pre-clearance approval is requested by utilizing the FlexSpace application on your Windows NT desktop. The DIRECTOR OF COMPLIANCE will notify an ACCESS PERSON whether or not a trade is approved via "Trade Clearance-My Trades" screen. The ACCESS PERSON may place the trade with his/her broker as soon as he/she receives an approved pre-clearance.

In submitting a proposed transaction for pre-clearance approval, an ACCESS PERSON must certify that the proposed transaction complies with the requirements of this Code. In addition, a FUND PORTFOLIO MANAGER or other INVESTMENT PERSON submitting a pre-clearance approval request must certify that he or she has determined that it is not then appropriate to buy/sell the particular security for a client portfolio for whom he or she has responsibility (including Funds in regard to FUND PORTFOLIO MANAGERS). However, because compliance with this Code of transactions by a FUND PORTFOLIO MANAGER or other INVESTMENT PERSON may depend on their subsequent investment activities for clients, pre-clearance approval of a transaction by the DIRECTOR OF COMPLIANCE does not necessarily mean the transaction complies with this Code.

Trades can only be placed in accounts that have previously been disclosed to the DIRECTOR OF COMPLIANCE and for which duplicate statements are being received (or will be received, for a new account). Once an ACCESS PERSON has been notified that a trade has been approved, it is the ACCESS PERSON'S responsibility to release the trade to the broker with instructions to fill the trade no later than the close of business on the business day following authorization.

In determining whether to approve purchases of private placement securities by ACCESS PERSONS, the DIRECTOR OF COMPLIANCE shall request a copy of the offering memoranda and shall consider, among other factors, whether the investment opportunity should be reserved for clients or the Funds and whether the opportunity is being offered to the ACCESS PERSON by virtue of his or her position with SRIC.

PART IV--REPORTING REQUIREMENTS--THESE APPLY TO ALL ACCESS PERSONS AND UNAFFILIATED BOARD MANAGERS

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD and BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code.

ALSO: You must file the reports described below, even if you have NO HOLDINGS, TRANSACTIONS, OR ACCOUNTS to list in the reports.


         1.       INITIAL HOLDINGS REPORTS.
                  No later than 10 days after you become an ACCESS PERSON OR AN UNAFFILIATED BOARD MANAGER THAT IS CLASSIFIED AS AN "INTERESTED PERSON" UNDER THE INVESTMENT COMPANY ACT OF 1940 must file with the DIRECTOR OF COMPLIANCE an Initial Holdings Report on Form A. (Copies of all reporting forms are available from the DIRECTOR OF COMPLIANCE.)

         Form A requires you to list all COVERED SECURITIES in which you (or members of your Family/Household) have BENEFICIAL OWNERSHIP on the date you become an ACCESS PERSON OR AN UNAFFILIATED BOARD MANAGER THAT IS CLASSIFIED AS AN "INTERESTED PERSON" UNDER THE INVESTMENT COMPANY ACT OF 1940. It also requires you to list all brokers, dealers and banks where you maintained an account in which ANY securities (not just COVERED SECURITIES, INCLUDES MUTUAL FUNDS BUT NOT SRIC'S PROFIT SHARING ACCOUNTS) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON OR AN UNAFFILIATED BOARD MANAGER THAT IS CLASSIFIED AS AN "INTERESTED PERSON" UNDER THE INVESTMENT COMPANY ACT OF 1940.
         Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an UNAFFILIATED BOARD MANAGER or a FUND PORTFOLIO MANAGER or other INVESTMENT PERSON under the Code.

         2.       QUARTERLY TRANSACTION REPORTS.
                  No later than 10 days after the end of March, June, September and December each year, all ACCESS PERSONS and UNAFFILIATED BOARD MANAGERS must file with the DIRECTOR OF COMPLIANCE a Quarterly Transactions Report on Form B. Failure to comply within 10 days will result in a monetary fine.
         Form B requires you to list and/or confirm all transactions during the most recent calendar quarter in COVERED SECURITIES, in accounts in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which ANY securities (not just COVERED SECURITIES, INCLUDES MUTUAL FUNDS BUT NOT SRIC'S PROFIT SHARING ACCOUNTS) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

         3.       ANNUAL HOLDINGS REPORTS.
                  By January 30 of each year, all ACCESS PERSONS OR AN UNAFFILIATED BOARD MANAGER THAT IS CLASSIFIED AS AN "INTERESTED PERSON" UNDER THE INVESTMENT COMPANY ACT OF 1940 must file with the DIRECTOR OF COMPLIANCE an Annual Holdings Report on Form C. Failure to comply will result in a monetary fine.
         Form C requires you to list all COVERED SECURITIES in which you (or a member of your Family/Household) had BENEFICIAL OWNERSHIP as of December 31 of the immediately preceding year. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which ANY securities (not just COVERED SECURITIES, INCLUDES MUTUAL FUNDS BUT NOT SRIC'S PROFIT SHARING ACCOUNTS) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31 of the immediately preceding year.
         Form C also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an UNAFFILIATED BOARD MANAGER or a FUND PORTFOLIO MANAGER or other INVESTMENT PERSON under the Code.
         DISCLOSURE FORM- (FORM D)
                  DISCLOSURE OF FAMILY MEMBER EMPLOYED IN THE SECURITIES OR COMMODITY INDUSTRY. Every ACCESS PERSON must disclose in writing to the DIRECTOR OF COMPLIANCE the employment of a spouse, or a member of your FAMILY/HOUSEHOLD in the securities or commodity industry with their job titles. It is prohibited for any manager, officer or employee to influence the investment activities of SRIC for clients for direct or indirect personal or familial benefit.

                  DISCLOSURE OF GENERAL OR A LIMITED PARTNER IN A PARTNERSHIP. Every ACCESS PERSON must disclose in writing to the DIRECTOR OF COMPLIANCE if they are a general or limited partner in a partnership. (Copies of offering memorandums must be forwarded to and kept on file in Compliance).

                  DISCLOSURE OF 5% OR MORE OF OUTSTANDING STOCK OF ANY CORPORATION, PUBLIC OR PRIVATE, FOR PROFIT OR NOT FOR PROFIT. Every ACCESS PERSON must disclose in writing to the DIRECTOR OF COMPLIANCE if they or any member of your IMMEDIATE FAMILY holds 5% or more of the outstanding stock of any corporation, public or private, for profit or not for profit.

                  DISCLOSURE OF OTHER INVESTMENT RELATED BUSINESS RELATIONSHIPS.



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




         DEFINITIONS

         These terms have special meanings in this Code of Ethics:

                                    ACCESS PERSON
                                    BENEFICIAL OWNERSHIP
                                    DIRECTOR OF COMPLIANCE
                                    COVERED SECURITY
                                    FAMILY/HOUSEHOLD
                                    FUND PORTFOLIO MANAGER
                                    INVESTMENT PERSON
                                    UNAFFILIATED BOARD MANAGER

         The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to the Code of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

                  IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE DIRECTOR OF COMPLIANCE.

ACCESS PERSON includes:

Every officer, advisory person, and INVESTMENT PERSON of the organization.

EXAMPLES- portfolio managers (client or fund), associate managers, and research analysts, entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions regarding a Fund or other client; and members of investment strategy and policy committees, portfolio administrators, trading personnel and all other managers and officers of SRIC.

BENEFICIAL OWNERSHIP means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which a person exercises investment discretion (other than for a client of SRIC with which the person is associated), even if the person doesn't share in the profits of the transaction. BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

                  Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

                  Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

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

                  Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL OWNERSHIP. This is because, unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

                  Securities in a person's individual retirement account.

                  Securities in a person's account in an employee savings plan (not SRIC's employee savings plan) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

                  Securities owned by a trust of which the person is either a trustee or a beneficiary.

                  Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the DIRECTOR OF COMPLIANCE if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

DIRECTOR OF COMPLIANCE means the person designated for the purposes of (1) administering the Code with respect to the organization and its employees, (2) reviewing personal securities transactions and holdings reports for those employees and (3) maintaining a list of ACCESS PERSONS, FUND PORTFOLIO MANAGERS, INVESTMENT PERSONS and UNAFFILIATED BOARD MANAGERS for the organization. In matters related to the administration of the Code, the DIRECTOR OF COMPLIANCE may appoint a designee to act in his or her stead.

COVERED SECURITY includes equities and equity-related securities, such as common stocks, options on common stocks, preferred stocks, shares of closed-end investment companies, exchange traded funds, convertible or participating debentures or notes, various derivative and corporate and municipal bonds and notes. COVERED SECURITIES also includes limited partnership interests and private placement common or preferred stocks or debt instruments.

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

                  options on securities.

                  investments in foreign registered unit trusts and foreign registered mutual funds.

                  investments in private investment funds, hedge funds and investment clubs.

EXCEPTIONS TO THE PRE-CLEARING AND REPORTING REQUIREMENTS OF COVERED SECURITIES AS IT PERTAINS TO THE CODE:

         1.  QUARTERLY AND ANNUAL REPORTING IS REQUIRED:

                  Shares of affiliated open-end investment companies that are registered under the Investment Company Act (mutual funds). These include AIM Trimark, Atlantic Whitehall and Invesco Funds.

                  Investments in Exchange traded Funds.

                  Index-based futures/options, options/futures on Treasury Notes or Bills, and Currency options/futures.

                  All Commodities.

         2.  PRE-CLEARING AND REPORTING IS NOT REQUIRED.

                  Direct obligations of the U.S. Government.

                  Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

                  Shares of open-end investment companies that are registered under the Investment Company Act (mutual funds other than those mentioned above).

If you have any question or doubt about whether an investment is a considered a security or a COVERED Security under this Code, ask your DIRECTOR OF COMPLIANCE.

Members of your FAMILY/HOUSEHOLD include:

                  Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

                  Your children under the age of 18. (If there are any custodial issues, see the DIRECTOR OF COMPLIANCE).

                  Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support).

                  Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

Comment--There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding SRIC's trading or recommendations for client accounts and they must not be allowed to benefit from that information.

FUND PORTFOLIO MANAGER means any employee of SRIC (or any company that directly or indirectly has a 25% or greater interest in SRIC) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) for any Fund; and any natural person who directly or indirectly has a 25% or greater interest in SRIC and who obtains information concerning recommendations made to any Fund regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) by the Fund.

EXAMPLE- portfolio manager, associate manager, administrator and research analyst for any registered investment company.

INVESTMENT PERSON means any employee of SRIC (or any company that directly or indirectly has a 25% or greater interest in SRIC) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) for any client or Fund and any natural person who directly or indirectly has a 25% or greater interest in SRIC and who obtains information concerning recommendations made to any client or Fund regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) by the client or Fund.



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

EXAMPLES-portfolio managers (client or fund), associate managers, and research analysts, entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions regarding a Fund or other client; and members of investment strategy and policy committees, portfolio administrators, trading personnel.

UNAFFILIATED BOARD MANAGER-is any person serving on the SRIC Board of Managers who is not a officer or employee of SRIC or of any company controlling, controlled by or under common control with SRIC.

                                    EXHIBIT 1


                              CONFLICTS OF INTEREST
           IN RELATIONSHIPS WITH CLIENT AND SERVICE OR SUPPLY VENDORS

STATEMENT OF POLICY
The policy of Stein Roe Investment Counsel, Inc. ("SRIC") is to procure supplies and services, including brokerage services for the execution of client transactions, in order to provide services to its clients that are of high quality, appropriate requirements, and at reasonable cost. Accordingly, all officers and employees must remain free from any improper influences exerted either directly or indirectly by persons or firms which may have a material interest in or influential relationship with persons or firms dealing with SRIC or its clients.


GUIDELINES TO IMPLEMENT THE POLICY

All officers and employees of SRIC are prohibited from, directly or indirectly:

(1) accepting payments, gifts, services, loans or other gratuities offered in the course of their employment by persons or firms doing or seeking to do business with SRIC or any client or prospective client of SRIC, if the circumstances surrounding the acceptance of such gratuities might be construed to obligate SRIC, influence a business decision involving the person or firm involved, or provide an employee something of significant value. Examples of the types of gratuities which are prohibited include, but are not limited to:

                  (a)      cash payments in any amount;

                  (b) gifts in excess of $100 per individual per year from any person, principal, proprietor, employee, agent or representative of another person where such payment or gratuity is in relation to the business of SRIC. A gift of any kind is considered a gratuity;

                  (c) lavish entertainment, i.e., beyond normal business luncheons or dinners;

                  (d) domestic or foreign travel or lodging, or reimbursement for the cost thereof, even if in connection with an otherwise legitimate business purpose such as meetings with clients or prospective clients, security issuers or underwriters(1);


_________________________
(1)It is the position of the Securities and Exchange Commission that, while direction of client brokerage transactions in respect of the acquisition of investment research provided by broker-dealers is protected under ss.28(e) of the Securities Exchange Act, the provision of travel, entertainment and lodging expenses in connection with research activities is not so protected. Accordingly, travel, entertainment or lodging expenses, or reimbursement therefor, may not be accepted from broker-dealers doing business or seeking to do business with SRIC, even if in connection with appropriate investment research activities.


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

                  (e)      loans of money or facilities; or,

                  (f)      preferred personal investment opportunities.

(3) offering or giving payments, gifts, services, loans or other gratuities to clients, prospective clients, government officials or government employees(2), or employees of any other firm to promote special treatment for SRIC or to influence a business decision.

(4) asking or suggesting that any other employee of SRIC, or an officer or employee of any other firm, make personal political(3) or charitable contributions or payments which could be construed to directly benefit SRIC; or from using SRIC funds to compensate or reimburse the donor for any such personal political(4) or charitable contribution or payment.

(5) You may accept an occasional meal, tickets to a sporting event, golf outing, the theater or comparable entertainment that is reasonable.(5)

ENFORCEMENT OF THE POLICY

Strict adherence to this policy is required of all employees as a condition of employment with SRIC. Further, all employees are required:

(1) to disclose to SRIC's Director of Compliance the receipt of any payments, gifts, services, loans or other gratuities which might be in violation of this policy; and,
(2) to annually certify in writing their understanding of and adherence to this policy.




_________________________
(2)The offering or giving of gifts or gratuities to government officials or employees may violate applicable federal, state or local anti-bribery laws, and subject the officer or employee, or SRIC, to civil or criminal penalties, including imprisonment.
(3)Solicitation of personal contributions to Political Action Committees by officers and employees is not prohibited.
(4)Reimbursement from company funds of personal political contributions may violate federal, state or local campaign finance laws, and subject the violator to civil or criminal penalties, including imprisonment.
(5)Occasional and reasonable means the entertainment is neither so extensive nor so frequent as to raise questions of propriety.

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


                                    EXHIBIT 2
                                 PRIVACY POLICY

   EMPLOYEES ARE RESPONSIBLE FOR MAINTAINING THE CONFIDENTIALITY OF ALL CLIENT INFORMATION AND THEY SHOULD FAMILIARIZE THEMSELVES WITH THIS NOTICE, WHICH
                        IS SENT ANNUALLY TO OUR CLIENTS.



                                 PRIVACY NOTICE


Stein Roe Investment Counsel, Inc. attaches the utmost importance to protecting the confidentiality of the personal information you share with us. In the course of serving you as our client, we routinely gather from you certain "nonpublic personal information" such as:

                  [ ] Information we receive from you during meetings or from applications or other forms, such as your name, address and telephone number; your social security or taxpayer identification number; and your assets, income and other household information;
                  [ ] Information about account transactions including
                      purchases, sales and account balances; and
                  [ ] Information from your inquiries by mail, email, facsimile or telephone.

"Nonpublic personal information" includes all forms of private information we obtain in connection with providing a financial service to you.

We may disclose all of the nonpublic personal information we collect, as described above, to companies that perform administrative services on our behalf, such as printers and mailers that assist us in the distribution of client materials. These companies will use this information only for the purpose for which the disclosure was made and are not permitted to use or share this information for any other purpose.

Except as described above, and as otherwise required or permitted by law, we do not disclose nonpublic personal information about current or former clients to nonaffiliated third parties.

We will continue to adhere to the privacy policies and practices described in this notice if your account should be closed or become inactive for any reason.

With regard to our internal security procedures, we restrict access to your personal and account information to those employees who need to know that information to service your account. We maintain physical, electronic and procedural safeguards that comply with federal standards to guard your nonpublic personal information.



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